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                                                                      EXHIBIT 99

Robert W. Baird & Co. Incorporated
Pre-Programmed Executive Stock Sale Plan

Executive's Name:  H.C.S. Foundation c/o L. Thomas Hiltz
Corporation's Name:  Applied Industrial Technologies, Inc.
Executive's Baird Account No:   Deleted
Executive's E-Mail:  Deleted
Executive's Phone:  Deleted
Corporation's Trading Symbol: AIT

The following are my advance instructions authorizing and directing Robert W. Baird & Co. Incorporated ("Baird") to sell shares of common stock in the Corporation ("Shares") for my Baird account set forth above pursuant to the Pre-Programmed Executive Stock Sale Plan ("Plan") set forth below. As designated below, I authorize and direct Baird to either sell Shares which I currently own ("Direct Shares") or Shares which I will own upon exercise of stock options therefor ("Option Shares"):

Implementation of Plan

1. Plan Term. Subject to the other terms and conditions of this Plan, I hereby direct Baird to sell Shares for my Baird account during the following time period (complete start date and end date):

         From and starting on January 27, 2005 to and including April 26, 2005 (the "Term").

2. Trade Date(s). Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account on or at the following dates or times during the Term set forth above (check and complete all applicable boxes )(each a "Trade Date"):

         X Any date during the Term that the Shares are trading above the per share price floor set forth in Item 3 below.

3. Price Limit. Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account, subject to the following price limit(s) (check and complete all applicable boxes):

         X Per share price floor (minimum per share price, excluding brokers' commissions and transaction fees and expenses): $23.00


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4.       Amount Limit. Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account subject to the following amount limitation(s) (check and complete all applicable boxes):

         X    Maximum number of Shares:  232,875.

5. Sale Formula: Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account pursuant to the following formula or directions (attach further specific directions, if necessary): Sell a maximum of 4,500 shares per day.

I understand and agree that, upon Baird's receipt of this executed Plan (and any other documents Baird may require), I hereby authorize and direct Baird to use its discretionary authority to sell Shares on my behalf for my Baird account according to this Plan. The sales of Shares pursuant to this Plan may be executed by Baird in its discretion without prior consultation with or notice to me. If any of my instructions set forth above result in conflicting, ambiguous or confusing directions, I hereby authorize and direct Baird to use its discretion to effect whichever of my instructions set forth above it so determines.

Amendment and Termination

I understand that, acting in good faith, I may modify this Plan in writing at any time that I am not aware of material nonpublic information regarding the Corporation or any of its securities. Any written modifications to this Plan will be implemented within three business days after I provide written notice of such modification to Baird, along with a certificate certifying that the representations and warranties contained in this Plan are true at and as of the date of such notice as if made at and as of such date. This Plan shall be suspended or, at Baird's option, terminated within three business days after Baird receives written notice from me or the Corporation of: (a) the occurrence of any event that would prohibit any sale under this Plan, including but not limited to any legal, accounting or regulatory restriction (other than any such restriction relating to my possession or alleged possession of material non-public information about the Corporation or its securities) or (b) the occurrence of any of the following specific events my death, disability or mental incapacity.

Representations, Warranties and Covenants

         1. As of the date hereof, I am not aware of any material nonpublic information concerning the Corporation or its securities. I am entering into this Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. I agree that during the term I shall not, directly or indirectly, communicate any material nonpublic information relating to the Shares or the Corporation to any employees of Baird who is involved directly in exercising any influence over how, when or whether to effect sales under this Plan.

         2. I have not entered into or altered a corresponding or hedging transaction or put option equivalent with respect to the Shares specified under this Plan, and I agree not to enter

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into any such transaction during the Term. I agree not to alter or deviate from the terms of this Plan except as provided herein. I agree that during the Term I shall not (a) enter into a binding contract with respect to the purchase or sale of Shares with another broker, dealer or financial institution (each, a "Financial Institution"); (b) instruct another Financial Institution to purchase or sell Shares on my behalf; or (c) adopt a plan for trading with respect to Shares other than this Plan or another trading plan with Baird that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. The execution and delivery of this Plan by me and the transactions contemplated by this Plan will not contravene any provision of applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over me or my affiliates. My sale of Shares is not subject to any contractual or other Corporation prohibition, restriction or limitation on sale. I have provided the Corporation with an opportunity to review this Plan, and this Plan does not violate any insider trading or fiduciary duty policy of the Corporation or otherwise applicable to me.

         4. I acknowledge and understand that Baird is not responsible for making, on my behalf, filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act, applicable to me. In connection with the performance of this Plan, I shall comply with all applicable laws, including, without limitation, making all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to me.

         5. The Shares to be sold under this Plan are owned free and clear by me (subject, in the case of Option Shares, only to my compliance with the exercise provisions of the underlying stock options) and are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between me and Baird or imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the "Securities Act").

         6. I understand and agree that, if I am an affiliate or control person of the Corporation for purposes of Rule 144, or if the Shares subject to this Plan are restricted Shares subject to limitations under Rule 144 or eligible for resale under Rule 145, then all sales of Shares under this Plan will be in accordance with the applicable provisions of Rule 144 or 145. I agree not to take, and agree to cause any person or entity with which I would be required to aggregate sales of Shares pursuant to Rule 144 not to take, any action that would cause the sales under this Plan not to meet all applicable requirements under Rule 144. Shares that may be sold under this Plan in compliance with the volume limitations of Rule 144. I will promptly advise Baird of any sale of Shares by me (or any other person or entity whose sales would be aggregated with me for purposes of Rule 144) that is not covered by this Plan so that Baird may properly reflect such sale in any future Form 144 filed in connection with transactions under this Plan. I have provided completed and signed Form 144s to Baird to allow sales under this Plan.

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         7. I understand and agree that the Corporation may instruction Baird to withhold funds for tax withholding purposes from the proceeds of the sale of any Option Shares, and to transmit those funds to the Corporation. The amount of tax withheld, if any, and transmitted to the Corporation will be determined solely by the Corporation, and Baird has no responsibility or liability for such determination. Baird will forward to the Corporation funds for the exercise price and tax withholding after each sale of Option Shares on each Trade Date, provided that the net proceeds of such sale are sufficient to cover the applicable exercise price and tax withholding. I acknowledge and agree that the Corporation's policies, and not Baird's, will dictate the recognized sale price of any Option Shares for calculating tax withholding, and may or may not coincide with the actual realized sales price. I understand and agree that Baird is not responsible or liable for any fluctuation in market value of any Option Shares between the exercise date and the Corporation's receipt of funds to pay for such Option Shares.

         8. I understand and agree that I will be charged a brokers' commission and a transaction fee for each sale of Shares pursuant to this Plan. I will ensure that, without advance notice or request from Baird, my Baird account at all times contains Shares sufficient to cover the sale directions set forth above, as well as sufficient immediately available cash to pay Baird when due all brokerage commissions and transaction costs. If my account does not contain sufficient Shares and cash to timely satisfy such obligations, Baird is hereby authorized to cancel or not effect any scheduled sales of Shares and/or terminate this Plan. In addition to the brokerage commissions and transaction costs for the sale of any Option Shares resulting from the exercise of stock options, Baird may charge me; and, if so charged, I will pay Baird a margin interest fee for advancing funds for the option exercise and tax withholding payments described above in an amount equal to interest at the broker call rate (usually two (2) percent below Baird's announced margin rate) from the Trade Date until the certificates representing Option Shares are received at Baird.

         9. The sale formula, if applicable, and/or Price Limit and Amount Limit as specified under this Plan, shall be appropriately adjusted in the event of a stock split or other recapitalization affecting the Shares, as directed by the Corporation.

         10. I certify that the below Social Security number is correct and that I am not subject to back up withholding.

         11. I have consulted with my own advisors as to the legal, tax, business, financial and related aspects of, and have not relied upon Baird or any person affiliated with Baird in connection with, my adoption and implementation of this Plan. I acknowledge and agree that Baird is not acting as a fiduciary or any advisor to me. I will indemnify and hold harmless Baird for any losses (including, without limitation, reasonable attorney fees) incurred by, claims made or actions brought against, Baird arising out of the breach of any representation, warranty or covenant set forth in this Plan.

         12. Baird may rely upon my representations and agreements expressed in this Plan in issuing funds out of my account for the exercise of stock options.


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                      [additional representations deleted]



I understand and agree that any dispute between me and Baird arising out of, relating to or in connection with this Plan or any transaction relating to this Plan shall be determined by arbitration, in accordance with, and pursuant to, the arbitration provisions of any applicable client account agreement with Baird.

/s/ L. Thomas Hiltz                                         1/24/05
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Executive's Signature                              Date

Accepted By:
Robert W. Baird & Co., Inc.


/s/ B. E. Dallmann                                          1/28/05
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                                                   Date